Exhibit 99.1

EPI Health, a Novan Company, Executes a $15.0 Million
Financing Agreement

– Agreement provides immediate access to cash flow –

– EPI Health leveraging accounts receivables from commercial product sales to bolster working capital needs –

DURHAM, N.C. – December 2, 2022 – Novan, Inc. (“the Company” or “Novan”) (Nasdaq: NOVN), today announced that EPI Health, LLC, a fully consolidated subsidiary of the Company, has signed an accounts receivable-backed factoring agreement, to support its operations, with Bay View Funding, a wholly owned subsidiary of Heritage Bank of Commerce (Nasdaq: HTBK).

“This arrangement with Bay View is another source of non-dilutive funding that enables us to manage our working capital in a way that will help our consolidated business continue working toward our strategic objectives,” commented Paula Brown Stafford, President and Chief Executive Officer of Novan. “In November, we signed a memorandum of understanding for the potential out-licensing of our Rhofade product in Japan, with any funding to be dependent on entering into a definitive agreement, and we are pleased to add this factoring agreement to our potential resources for the Company as we work to execute on our commercial growth initiatives.”

The new $15.0 million factoring facility will provide capital in an amount that is up to 70% of EPI Health's gross eligible receivables.

“We are excited to work with the commercial team at EPI Health and the corporate team at Novan. We are pleased to assist EPI Health by providing immediate cash flow associated with their high-quality customer base and continued growth prospects,” said Andrew Aquino, Executive Vice President of Bay View Funding. “We look forward to supporting EPI Health's operations and continued growth.”
About Novan

Novan, Inc. is a medical dermatology company primarily focused on researching, developing, and commercializing innovative therapeutic products for skin diseases. Our goal is to deliver safe and efficacious therapies to patients, including developing product candidates where there are unmet medical needs. We are developing SB206 (berdazimer gel, 10.3%) as a topical prescription gel for the treatment of viral skin infections, with current emphasis on molluscum contagiosum.

Novan completed the acquisition of EPI Health in early 2022. EPI Health equips the company with a robust commercial infrastructure across sales, marketing, and communications, as well as fully dedicated market access and pharmacy relation teams. Following the acquisition, the company promotes products for plaque psoriasis, rosacea, acne and dermatoses. Novan also has a pipeline of potential product candidates using our proprietary nitric oxide-based technology platform, NITRICIL™, to generate new treatments for multiple indications.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” “look forward to” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, the ability to utilize the factoring agreement with Bay View to support the Company’s operations, the potential terms of and the potential timing for entering into an exclusive license agreement for the commercialization of Rhofade in Japan, and the availability of potential financing options. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, risks related to the acquisition of EPI Health; the Company’s ability to obtain additional funding or enter into strategic or other business relationships necessary or useful for the further development or commercialization of the Company’s product candidates and the operation of its business on terms that are acceptable to the Company or at all or if such relationships or transactions are unsuccessful or the Company is unable to realize the potential economic benefits of such relationships or transactions; risks and uncertainties associated with market conditions and the ability to complete the negotiation of an exclusive license agreement with respect to Rhofade on terms that are favorable to the Company or at all and that, even if an agreement is finalized, the Company will continue to need significant additional funding to continue its development and operating activities; ; and other risks and uncertainties described in the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the twelve months ended December 31, 2021, and in the Company’s subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and the Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.
INVESTOR AND MEDIA CONTACT:
Jenene Thomas
JTC Team, LLC
833-475-8247
NOVN@jtcir.com

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